UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2009

BRIGGS & STRATTON CORPORATION

(Exact name of registrant as specified in its charter)

Wisconsin	1-1370	39-0182330
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12301 West Wirth Street, Wauwatosa, Wisconsin 53222

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (414) 259-5333

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

BRIGGS & STRATTON CORPORATION AND SUBSIDIARIES

ITEM 2.05	Costs Associated with Exit or Disposal Activities

On July 1, 2009 Briggs & Stratton Corporation (the “Company”) announced a plan to close its Jefferson and Watertown, Wisconsin manufacturing facilities in fiscal 2010. The Power Products Segment facilities currently manufacture all portable generator, home standby generator and pressure washer products marketed and sold by the company.

The Wisconsin facilities’ production will be consolidated into existing United States engine and lawn and garden product facilities to optimize plant utilization and achieve better integration between engine and end product design, manufacturing and distribution.

The decision was communicated to affected employees on July 1, 2009, and it is expected that the closure of the facilities will be completed by the end of the second quarter of fiscal 2010. The Company expects to incur pre-tax charges for facility consolidation and closure costs of approximately $10.3 million consisting of $4.6 million of asset impairment costs and $5.7 million of other costs. Cash expenditures related to the closure are estimated to be approximately $4.5 million. During the fourth quarter of fiscal 2009, the Company will recognize a pre-tax $5.8 million charge composed of $4.6 million of asset impairments and approximately $1.2 million of employee related charges for severance and pension costs. The impact of the facilities’ consolidation on fiscal 2010 earnings is anticipated to be minimal because the remaining $4.5 million of closure costs are projected to be offset by savings from the consolidation. In fiscal 2011, the Company estimates approximately $11.0 million of pre-tax savings from the consolidation of operations.

A copy of the press release announcing the plan to close the Wisconsin facilities is attached hereto as Exhibit 99.1 and incorporated herein by reference.

This report contains certain forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those projected in the forward-looking statements. The words “approximately”, “estimated”, “projected”, and similar expressions are intended to identify forward-looking statements. The forward-looking statements are based on the company’s current views and assumptions and involve risks and uncertainties that include, among other things, the ability to successfully forecast demand for our products and appropriately adjust our manufacturing and inventory levels; changes in our operating expenses; changes in interest rates; the effects of weather on the purchasing patterns of consumers and original equipment manufacturers (OEMs); actions of engine manufacturers and OEMs with whom we compete; the seasonal nature of our business; changes in laws and regulations, including environmental, tax, pension funding and accounting standards; work stoppages or other consequences of any deterioration in our employee relations; work stoppages by other unions that affect the ability of suppliers or customers to manufacture; acts of war or terrorism that may disrupt our business operations or those of our customers and suppliers; changes in customer and OEM demand; changes in prices of raw materials and parts that we purchase; changes in domestic economic conditions, including housing starts and changes in consumer confidence; changes in the market value of the assets in our defined benefit pension plan and any related funding requirements; changes in foreign economic conditions, including currency rate fluctuations; the actions of customers of our OEM customers; the ability to bring new productive capacity on line efficiently and with good quality; the ability to successfully realize the maximum market value of assets that may require disposal if products or production methods change; new facts that come to light in the future course of litigation proceedings which could affect our assessment of those matters; and other factors that may be disclosed from time to time in our SEC filings or otherwise, including the factors discussed in Item 1A, Risk Factors, of the company’s Annual Report on Form 10-K and in its periodic reports on Form 10-Q. Some or all of the factors may be beyond our control. We caution you that any forward-looking statement reflects only our belief at the time the statement is made. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made.

BRIGGS & STRATTON CORPORATION AND SUBSIDIARIES

ITEM 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated July 1, 2009

BRIGGS & STRATTON CORPORATION AND SUBSIDIARIES

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BRIGGS & STRATTON CORPORATION
(Registrant)

Date: July 2, 2009	By:	/s/ James E. Brenn
James E. Brenn
Senior Vice President and Chief Financial Officer
Duly Authorized Officer

BRIGGS & STRATTON CORPORATION AND SUBSIDIARIES

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated July 1, 2009